Exhibit 5.3

Geo. E. Penn (1895-1931)

Wm. A. Stuart (1922-1976)

Wm. W. Eskridge

Stephen M. Hodges

W. Challen Walling III

Wade W. Massie II, III

Daniel H. Caldwell

Michael F. Blair III

William M. Moffet III

Mark L. Esposito III

Timothy W. Gresham III

H. Ashby Dickerson

Byrum L. Geisler III

Richard E. Ladd, Jr. III

W. Bradford Stallard

Ramesh Murthy III

Mark E. Frye III

Lisa Frisina Clement

PENNSTUART

Since 1890

Attorneys at Law

Post Office Box 2009

Bristol, Virginia/Tennessee 24203

804 Anderson Street

Bristol, Tennessee 37620

Telephone 423/793-4800

Facsimile 423/793-4900

Offices in Abingdon and Richmond, Virginia and

Bristol, Tennessee

All Attorneys Licensed in Virginia, Except as Noted

Additional Bar Memberships:

I KY; II WV; III TN

G.R.C. Stuart (Retired)

John B. Hemmings (Retired)

Andrew M. Hanson III

John A. Martin III

Timothy K. Lowe I, III not licensed in virginia

Patricia C. Arrighi of counsel

Elizabeth R. Walters III

Jesse F. Narron

Cameron S. Bell III

Kari Lou Frank

Anne L. Musgrove

Laura E. Wilson I, III

Brian J. Rife III

Steven H. Theisen

John R. Sigmond III

Wendy E. Warren

J. Randall Brooks, Jr. II, III

Joseph S. Hall

November 15, 2007

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, WV 25560

Jones Day

222 East 41st Street

New York, NY 10017

Re:	Registration Statement on Form S-3 Filed by International Coal Group, Inc. and
the Guarantors (defined below) Relating to the Exchange Offer (defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of Virginia to White Wolf Energy, Inc., a Virginia corporation (the “Covered Guarantor”), and subsidiary of International Coal Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), which relates to the proposed registration for resale (the “Offer”) under the Securities Act of 1933 of $225,000,000 aggregate principal amount of the Company’s 9.00% Convertible Senior Notes due 2012 (the “Notes”), the guarantee of the Notes by the Covered Guarantor and the companies listed on Annex A hereto (together with the Covered Guarantors, the “Guarantors”) and the shares (the “Shares”) of Common Stock, par value $0.01 per share of the Company, issuable upon conversion of the Notes. The Notes were issued pursuant to an Indenture, dated as of July 31, 2007 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee. The Notes are guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors.

In rendering this opinion, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Covered Guarantor is a corporation, duly incorporated under the laws of the State of Virginia, existing and in good standing under the laws of the State Virginia.

International Coal Group, Inc.

November 15, 2007

Page No. 2

2. As of the date of the Indenture, the Covered Guarantor had all requisite corporate power and authority to enter into, and as of the date hereof the Covered Guarantor has the corporate power and authority perform its obligations under, the Indenture.

3. The execution, delivery and performance of the Indenture and Guarantee by the Covered Guarantor have been authorized by all necessary corporate action by the Covered Guarantor.

4. The Guarantee does not violate the laws of the State of Virginia, will be validly issued by the Covered Guarantor and will constitute a valid and binding obligation of the Covered Guarantor under the laws of Virginia.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Covered Guarantor, and we have not independently checked or verified the accuracy of the statements contained therein, which we assume to be accurate and complete.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents, the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies, that each document submitted to us as the execution form of a document will be executed in such form, that each executed document submitted to us is complete, unmodified and the most current version of each such document and that the Indenture and other transaction documents have been duly executed and delivered by, and constitute valid and binding obligations of, all of the parties to such documents (other than the Covered Guarantor). Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Virginia (excluding its securities laws). We express no opinion with respect to the laws of any other jurisdiction, including federal laws, on the opinions expressed herein.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium and other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

Except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission of the Registration Statement with respect to the registration Notes and Guarantees, and we express no opinion on and assume no responsibility for the contents of any such material. We hereby consent to the filing of this

International Coal Group, Inc.

November 15, 2007

Page No. 3

opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The opinions set forth above are subject to the following further assumptions, qualifications and limitations:

A. The opinions expressed in paragraph 1 above with respect to the existence and good standing of the Covered Guarantor is based solely on certificates and statements of public officials as to factual matters or legal conclusions set forth therein.

B. In rendering our opinion in paragraph 4, we express no opinion as to the effectiveness of the Registration Statement.

C. This opinion is limited to the matters expressly stated herein.

D. The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. We do not undertake to advise you of any changes in any opinion rendered above or applicable Virginia law as a result of any or changes in the law that do or might arise or occur after the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

This opinion is furnished by us to you solely for your use in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

Very truly yours,

PENN, STUART & ESKRIDGE

Annex A

Other Guarantors

Name	State
Anker Coal Group, Inc.	Delaware

Anker Group, Inc.	Delaware

Anker Power Services, Inc.	West Virginia

Bronco Mining Company, Inc.	West Virginia

CoalQuest Development LLC	Delaware

Hawthorne Coal Company, Inc.	West Virginia

Heather Glen Resources, Inc.	West Virginia

Hunter Ridge Coal Company (f/k/a Anker Energy Corporation)	Delaware

ICG ADDCAR Systems, LLC	Delaware

ICG Beckley, LLC	Delaware

ICG East Kentucky, LLC	Delaware

ICG Eastern Land, LLC	Delaware

ICG Eastern, LLC	Delaware

ICG Hazard Land, LLC	Delaware

ICG Hazard, LLC	Delaware

ICG Illinois, LLC	Delaware

ICG Knott County, LLC	Delaware

ICG Natural Resources, LLC	Delaware

ICG Tygart Valley, LLC	Delaware

ICG, Inc.	Delaware

ICG, LLC	Delaware

Juliana Mining Company, Inc.	West Virginia

King Knob Coal Co., Inc.	West Virginia

Marine Coal Sales Company	Delaware

Melrose Coal Company, Inc.	West Virginia

New Allegheny Land Holding Company, Inc.	West Virginia

Patriot Mining Company, Inc.	West Virginia

Simba Group, Inc.	Delaware

Name	State
Upshur Property, Inc.	Delaware

Vantrans, Inc.	Delaware

Vindex Energy Corporation	West Virginia

White Wolf Energy, Inc. (f/k/a Anker Virginia Mining Company, Inc.)	Virginia

Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company, Inc.)	West Virginia